Exhibit 10.2

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into effective as of February 1, 2026 (the “Effective Date”), by and among iPower Inc. (the “Seller”) and ETTS AI Investment, LLC, a Nevada limited liability company (“Purchaser”), and Stanley Wu on behalf of the Purchaser’s members (the “Major Shareholder”).

RECITALS

WHEREAS, Seller owns one (1) share of common stock in Global Product Marketing, Inc., a Nevada corporation (the “Company”), which shares represent 100% of all of the issued and outstanding capital stock in the Company;

WHEREAS, the Purchaser is knowledgeable about the operations, assets, liabilities, customers, business prospects and financial condition of the Company and has had the opportunity to review all financial statements, documents and other items as deemed necessary in making a determination to purchase the Company;

WHEREAS, Seller desires to sell 100% shares of common stock in the Company (the “Purchased Stock”) to Purchaser and Purchaser desires to purchase the Purchased Stock from Seller, effective as of the Effective Date, subject to the terms and conditions of this Agreement; and

WHEREAS, in conjunction with entering into this Agreement, the Seller and the Company will enter into a sales and distribution agreement, substantially in the form of Exhibit A hereto (the “Supply and Distribution Agreement”), pursuant to which the Company will have the exclusive right purchase good from the Seller in conjunction with entering into this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained in this Agreement, and intending to be legally bound by the terms and conditions of this Agreement, the parties hereby agree as follows:

AGREEMENT

1. INCORPORATION OF RECITALS. The above Recitals are hereby confirmed by the parties hereto and incorporated into this Agreement in their entirety.

2. SALE AND PURCHASE OF PURCHASED STOCK.

2.1 Purchase Price. The purchase price for the Purchased Stock shall be an equal to $2.3 million (two million three hundred thousand dollars) (the “Purchase Price”).

3. PAYMENT OF PURCHASE PRICE.

3.1 Promissory Note. The $2.3 Purchase Price shall be paid by Purchaser pursuant to a Promissory Note in the form mutually agreed to by the parties (the “Promissory Note”). The Promissory Note shall be in the form of Exhibit B attached hereto.

4. CLOSING.

4.1 Closing Deliveries.

(a) Deliveries by Seller. On the Effective Date, Seller will deliver to the Purchaser duly executed copies of each of the following: (i) this Agreement and (ii) the Supply and Distribution Agreement.

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(b) Deliveries by Purchaser. On the Effective Date, Purchaser will deliver to the Seller duly executed copies of each of the following: (i) the Promissory Note, (ii) this Agreement and (iii) the Supply and Distribution Agreement.

4.2 Closing Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Purchaser’s waiver of each of the following conditions:

(a) The representations and warranties of Seller contained in Section 5 shall be true and correct in all respects on and as of Effective Date;

(b) Seller shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed;

(c) No actions, suits, claims, investigations or other legal proceedings shall have been commenced against Purchaser, Seller or the Company, which would prevent the closing of the transactions contemplated by this Agreement; and

(d) Purchaser shall have received from Seller duly executed copies of the documents and agreements required to be delivered by Seller pursuant to Section 3.1(a).

4.3 Closing Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver of each of the following conditions:

(a) The representations and warranties of Purchaser contained in Section 4 shall be true and correct in all respects on and as of the Effective Date;

(b) Purchaser shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed;

(c) No actions, suits, claims, investigations or other legal proceedings shall have been commenced against Purchaser, Seller or the Company, which would prevent the closing of the transactions contemplated by this Agreement; and

(d) Seller shall have received from Purchaser executed copies of the documents and agreements required to be delivered by Purchaser pursuant to Section 3.1(b).

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5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Seller as of the Effective Date as follows:

5.1 Authorization. Purchaser has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All action on Purchaser’s part required for the lawful execution and delivery of this Agreement has been taken. Upon the execution and delivery of this Agreement, the obligations of this Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.2 Non-Contravention. The execution, delivery and performance by Purchaser of this Agreement do not and will not contravene or constitute an event of default under or violation of, or be subject to penalties under, (a) any document or agreement (or require the consent of any party under any such document or agreement that has not been made or obtained) to which Purchaser is a party, or (b) any judgment, injunction, order, decree or other instrument binding upon Purchaser.

5.3 Informed Decision. Purchaser is knowledgeable about the operations, assets, liabilities, customers, business prospects and financial condition of the Company. The Purchaser acknowledges and agrees that they (a) are making a purchase and investment decision relying on their own knowledge and familiarity with the Company and their own due diligence regarding the Company; (b) are not relying on any representations or warranties from the Seller, save for those representations and warranties of Seller set forth in Section 5 below, in deciding to enter this Agreement and purchase the Purchased Stock pursuant to the terms of this Agreement; and (c) are acquiring the Company as-is without recourse to or indemnity from the Seller for the operations, assets, liabilities, customers, business prospects and/or financial condition of the Company, save for any breach by Seller of his representations and warranties set forth in Section 5 below.

5.4 Investment Purpose. Purchaser is acquiring the Purchased Stock solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Purchaser acknowledges that the Purchased Stock are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Purchased Stock may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Purchaser is able to bear the economic risk of holding the Purchased Stock for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

5.5 Solvency. Immediately after giving effect to the transactions contemplated hereby, the Purchaser shall be solvent and shall: (a) be able to pay its debts as they become due and (b) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Purchaser. In connection with the transactions contemplated hereby, Purchaser has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.

6.	REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to the Purchaser as of the Effective Date as follows:

6.1 Organization, Authority and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. The Seller has made available to the Purchaser accurate and complete copies of the Operative Agreements (defined below) of the Company, each as in effect as of the date of this Agreement.

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6.2 Capitalization.

(a) The Purchased Stock constitutes 100% of the issued and outstanding equity of the Company. All of the Purchased Stock has been duly authorized and is validly issued, fully paid and non-assessable. The Purchased Stock was issued in compliance with applicable laws, and none of the Purchased Stock was issued in violation of the Operative Agreements or any other agreement, arrangement, or commitment to which the Seller or the Company is a party and are not subject to or in violation of any preemptive or other similar right of any person.

(b) There are no outstanding or authorized options, warranty, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the equity interests of the Company or obligating the Seller or the Company to issue or sell any shares of equity interests of, or any other interest in, the Company. There are no promised, outstanding or authorized compensatory equity or equity-linked awards, stock options, stock appreciation, phantom stock, profit participation or similar rights covering or requiring the issuance of any equity interests, or any other equity or other interest in, the Company. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Purchased Stock.

(c) The Company does not own, or have any interest in, directly or indirectly, any shares or have an ownership interest in any other entity.

6.3 Title to Purchased Stock. As of immediately prior to the Effective Date, Seller has valid marketable title to the Purchased Stock, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest including any transfer restrictions applicable to the Seller and/or the Purchased Stock in the Company’s articles of incorporation, bylaws, and restrictive stock agreement (together, the “Operative Agreements”) or otherwise. Other than the Operative Agreements and this Agreement, the Seller is not a party to any contract, agreement, commitment or understanding with respect to the Purchased Stock. Upon the sale and transfer of the Purchased Stock, and payment therefor, in accordance with the provisions of this Agreement, Purchaser will acquire valid marketable title to the Purchased Stock free and clear of the rights of first refusal, right of co-sale by any party, and any related notice requirements applicable under any Operative Agreements and any other pledge, lien, security interest, encumbrance, claim or equitable interest. Seller has complied with all the requirements of the Operative Agreements and completed all actions necessary or required thereunder or otherwise to transfer the shares to the Purchaser free and clear of any pledge, lien, security, interest, encumbrance, claim or equitable interest including any transfer restrictions applicable to the Seller or the Purchased Stock.

6.4 Authorization. Seller has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to transfer the Purchased Stock under this Agreement. All action on Seller’s part required for the lawful execution and delivery of this Agreement has been taken. Upon the execution and delivery of this Agreement, the obligations of this Agreement will be valid and binding obligations of Seller, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

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6.5Non-Contravention. The execution, delivery and performance by Seller of this Agreement does not and will not contravene or constitute an event of default under or violation of, or be subject to penalties under, (a) any document or agreement (or require the consent of any party under any such document or agreement that has not been made or obtained) to which Seller is a party, or (b) any judgment, injunction, order, decree or other instrument binding upon Seller. There are no actions, suits, claims, investigations or other legal proceedings pending or, to Seller’s knowledge, threatened against or by Seller or any affiliate of Seller that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

6.6Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by the Company or on behalf of the Seller.

6.7 Undisclosed Liabilities. The Company has no material liabilities, obligations or commitments, except (a) those which are reflected or reserved against in the Company’s latest financial statements or (b) those which have been incurred in the ordinary course of business consistent with past practice since the date of the Company’s latest financial statements (none of which have arisen from any tort, litigation, breach of contract or violation of law).

6.8	Legal Proceedings; Governmental Orders.

(a) There are not presently any actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of the Seller, threatened or contemplated against or by the Company affecting any of its business, properties or assets (or by or against the Seller or any affiliate thereof and relating to the Company). As of the Effective Date, no event, occurrence, state of facts or circumstances have occurred or existed that may or could reasonably be expected to give rise to such action.

(b) There are not presently any outstanding governmental orders and no unsatisfied judgments, penalties or awards against or affecting the Company or any of its properties or assets.

7. CHANGE OF CONTROL. The Parties agree that upon any change of control of IPW (meaning (i) an acquisition of more than 50% of IPW voting power by a person (as defined under Section 509A of the Internal Revenue Code of 1986, as amended (the “Code”)), or more than one person acting as a group (as defined under Section 409A of the Code) which together constitutes more than 50% of the total fair market value or total voting power of IPW’s common stock, or (ii) a sale of all or substantially all of IPW’s assets) (a “Change of Control”), the Promissory Note entered into in conjunction with this Agreement shall automatically become void and of no further force or effect, and no further amounts shall be due or payable by any party under the Note as of the closing of such Change of Control.

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8. GENERAL PROVISIONS.

8.1 Survival. The representations and warranties set forth in this Agreement shall survive the closing of the transaction contemplated by this Agreement.

8.2 Successors and Assigns; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the written consent of the other party hereto.

8.3 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to that body of laws pertaining to conflict of laws.

8.4 Dispute Resolution. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in the State of California, Orange County, before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

8.5 Further Assurances. Following the Effective Date, each of the parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents and instruments and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

8.6 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person, (b) on the date sent by email of a PDF document if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, (c) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, or (d) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. A “business day” shall be a day, other than Saturday or Sunday, when the banks in Salt Lake City, Utah are open for business.

8.7 Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement. As used herein “including” means “including without limitation.”

8.8Entire Agreement. This Agreement, the Promissory Note and the Supply Agreement constitutes the sole and entire agreement of the parties hereto with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

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8.9 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the foregoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then all parties agree to substitute such provision(s) through good faith negotiations.

8.10 Amendment. No term of this Agreement may be waived, modified, or amended, except by an instrument in writing signed by all of the parties. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

8.11 Cost of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings against any other party to this Agreement, the non-prevailing party or parties named in such legal proceedings shall pay all costs and expenses incurred by the prevailing party or parties, including, without limitation, all reasonable attorneys’ fees.

8.12 Counterparts. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (“pdf” or “tif” or any other electronic means that reproduces an image of the actual executed signature page) format shall be as effective as delivery of a manually executed counterpart of this Agreement.

8.13 Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Agreement shall be deemed to include electronic and digital signatures and the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures and paper-based recordkeeping systems, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act (15 U.S.C. §§ 7001-7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301 to 309).

8.14 Expenses. Subject to Section 1.4(b), each party hereto shall pay its own expenses.

8.15 Counsel. Dorsey & Whitney LLP (“Dorsey”) currently serves as legal counsel to the Company and the Seller and represents the Company and the Seller with respect to the negotiation of this Agreement. Each party to this Agreement acknowledges that it has had the opportunity to retain its own legal and tax counsel with respect to this Agreement and the transactions contemplated hereby.

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9.TAX MATTERS

9.1Section 1377(a)(2) Election. The Seller and the Purchaser agree to make an election under Section 1377(a)(2) of the Code (and any corresponding election under applicable state or local law) to treat the Company’s taxable year as consisting of two separate taxable years, the first of which ends at the close of the day on the Effective Date (the “Closing of the Books Election”). The Seller and the Purchaser shall execute any and all documents and take all necessary actions to effectuate the Closing of the Books Election, including attaching the required statement to the Company’s federal income tax return for the taxable year ending on the Effective Date.

9.2Tax Returns. The Seller shall, at the Company’s expense, prepare or cause to be prepared all tax returns for the Company for all tax periods ending on or prior to the Effective Date (“Pre-Closing Tax Returns”) that are due after the Effective Date. Such Pre-Closing Tax Returns shall be prepared in a manner consistent with past practice, except as otherwise required by law. The Seller shall provide such Pre-Closing Tax Returns to the Purchaser for review and comment at least thirty (30) days prior to the due date, and shall incorporate reasonable comments provided by the Purchaser Group. The Purchaser shall prepare or cause to be prepared all tax returns for tax periods beginning before and ending after the Effective Date (“Straddle Periods”). For purposes of apportioning taxes for any Straddle Period, (a) real and personal property taxes shall be allocated based on the number of days in the pre-closing and post-closing periods, and (ii) income, sales, and other flow-through taxes shall be allocated based on a closing of the books as of the end of the Effective Date, as if the tax period ended on such date.

9.3Cooperation on Tax Matters. The Purchaser and the Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns and any audit, litigation, or other proceeding with respect to taxes.

9.4Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid 50% by the Seller and 50% by the Purchaser.

[Signature Pages Follow]

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IN WITNESS WHEREOF, Seller and Purchaser have each executed this Stock Purchase Agreement as of the Effective Date.

SELLER:

iPower Inc.

By: /s/ Chenlong Tan

Printed Name: Chenlong Tan, CEO

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IN WITNESS WHEREOF, Seller and Purchaser have each executed this Stock Purchase Agreement as of the Effective Date.

PURCHASER:

ETTS AI Investments LLC

By: /s/ Stanley Wu

       Stanley Wu

       Member

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Exhibit A

[Form of Supply and Distribution Agreement]

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Exhibit B

[Form of Promissory Note]

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